UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2015

______________________

DEALERTRACK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

______________________

Delaware (State or Other Jurisdiction of Incorporation)	000-51653 (Commission File Number)	52-2336218 (IRS Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY 11042 (Address of Principal Executive Offices) (Zip Code)

(516) 734-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Dealertrack Technologies, Inc., a Delaware corporation (the “Company”) on June 15, 2015, the Company entered into an Agreement and Plan of Merger on June 15, 2015 (the “Merger Agreement”) with Cox Automotive, Inc., a Delaware corporation (“Parent”), and Runway Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Pursuant to the Merger Agreement, Acquisition Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), at a purchase price of $63.25 per share of Company Common Stock, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 26, 2015 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2015, the Company entered into the First Supplemental Indenture, dated as of October 1, 2015 (the “Supplemental Indenture”), among the Company, Dealertrack, Inc. and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to amend the Indenture, dated as of March 5, 2012, among the Company, Dealertrack, Inc. and the Trustee (the “Indenture”), to provide that, effective at the Effective Time (as defined below) of the Merger (as defined below), the Company’s 1.50% Senior Convertible Notes due 2017, issued pursuant to the Indenture, shall no longer be convertible into Company Common Stock and each $1,000 in principal amount of Notes is, from and after the Effective Time convertible in accordance with the terms of the Indenture into the right to receive the amount of cash that a holder of a number of shares of Company Common Stock equal to the conversion rate immediately prior to the consummation of the Merger would have owned or been entitled to receive upon the completion of the Merger.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is included as Exhibit 4.01 hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of Material Definitive Agreement.

In connection with the consummation of the Merger, the Company (i) terminated the convertible bond hedge transactions, dated February 28, 2012 and the additional convertible bond hedge transactions, dated February 29, 2012, by and between the Company and each of Barclays Bank PLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (collectively, the “Initial Hedge Counterparties”), (ii) terminated the issuer warrant transactions, dated February 28, 2012 and the additional issuer warrant transactions, dated February 29, 2012, by and between the Company and the Initial Hedge Counterparties and (iii) repaid all outstanding amounts under that certain Credit Agreement, dated as of February 28, 2014, by and among the Company, Dealertrack Canada Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), governing its Term Loan B credit facility and revolving credit facility. Upon repayment of the Credit Agreement, the Credit Agreement was terminated, except for customary provisions that by their terms survive termination, and all liens securing the credit facilities were terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Offer to Purchase and the Merger Agreement, the Offer and withdrawal rights expired at 12:00 midnight New York City time on September 30, 2015. Based on information provided by American Stock Transfer & Trust Company, LLC, the depositary for the Offer, as of the expiration of the Offer, approximately 42,625,043 shares of Company Common Stock were validly tendered and not withdrawn in the Offer, which, together with the number of shares of Company Common Stock, if any, owned by Parent, represent approximately 77.08% of the outstanding shares of Company Common Stock. Accordingly, the condition to the Offer that there be validly tendered and not withdrawn that number of shares of Company Common Stock (excluding shares tendered pursuant to guaranteed delivery procedures but not yet delivered) which, together with the number of shares of Company Common Stock (if any) then owned by Parent (or its subsidiaries), represent a majority of the outstanding shares of Company Common Stock, has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Acquisition Sub accepted for payment and will promptly pay for all shares of Company Common Stock that were validly tendered into the Offer and not properly withdrawn in accordance with the terms of the Offer. The depositary also advised the Company and Parent that it has received Notices of Guaranteed Delivery with respect to 3,406,260 additional shares of Company Common Stock, representing approximately 6.16% of the outstanding shares of Company Common Stock.

On October 1, 2015, pursuant to the terms and conditions of the Merger Agreement, Acquisition Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). As a result of its acceptance of the shares of Company Common Stock tendered in the Offer, pursuant to Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”), Acquisition Sub had sufficient voting power to approve the Merger without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. At the effective time (the “Effective Time”) of the Merger, each share of Company Common Stock outstanding (other than shares held by the Company, Parent or Acquisition Sub or held by stockholders who were entitled to demand, and who properly demanded, appraisal rights under Delaware law) was converted into the right to receive $63.25, net to the seller in cash, without interest, less any required withholding taxes.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2015, which is incorporated herein by reference.

The aggregate consideration paid to stockholders of the Company by Parent in the Offer and Merger was approximately $[•] million, without giving effect to related transaction fees and expenses.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2015, in connection with the consummation of the Merger, the Company notified The NASDAQ Stock Market, LLC (“NASDAQ”) of its intent to remove the shares of Company Common Stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the shares of Company Common Stock. On October 1, 2015, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the shares of Company Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the shares of Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Common Stock outstanding (other than shares held by the Company, Parent or Acquisition Sub or held by stockholders who were entitled to demand, and who properly demanded, appraisal rights under Delaware law) was converted into the right to receive $63.25 net to the seller in cash, without interest, less any required withholding taxes.

The information disclosed under Item 1.01, 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of Acquisition Sub’s acceptance for payment of all shares of Company Common Stock that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL, on October 1, 2015, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The information disclosed under Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Acquisition Sub immediately prior to the Effective Time, which consisted of Sanford H. Schwartz, Joseph Luppino, Dallas S. Clement and Shauna S. Muhl, remain the only directors of the Company immediately after the Effective Time.

Information about the directors designated for appointment by Acquisition Sub was previously disclosed in the Offer to Purchase originally filed by the Parent with the SEC on June 26, 2015 and is incorporated herein by reference.

The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 15, 2015.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety.

The certificate of incorporation as so amended and restated is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 12, 2015, by and among Parent, Acquisition Sub and the Company (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed June 15, 2015)
3.1	Amendment and Restated Certificate of Incorporation of Dealertrack Technologies, Inc.
4.1	First Supplemental Indenture, dated as of October 1, 2015, among Dealertrack Technologies, Inc., Dealertrack, Inc. and Wells Fargo Bank, National Association, as Trustee
99.1	Press Release dated October 1, 2015 regarding merger
99.2	Press Release dated October 1, 2015 regarding sale of Inventory+ business to DealerSocket

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEALERTRACK TECHNOLOGIES, INC.

Date: October 1, 2015	By:	/s/ Eric D. Jacobs
		Name:	Eric D. Jacobs
		Title:	Executive Vice President, Chief
Financial and Administrative
Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of June 12, 2015, by and among Parent, Acquisition Sub and the Company (incorporated by reference to Exhibit 2.1 to Company’s Current Report on Form 8-K filed June 15, 2015)
3.1	Amendment and Restated Certificate of Incorporation of Dealertrack Technologies, Inc.
4.1	First Supplemental Indenture, dated as of October 1, 2015, among Dealertrack Technologies, Inc., Dealertrack, Inc. and Wells Fargo Bank, National Association, as Trustee
99.1	Press Release dated October 1, 2015 regarding merger
99.2	Press Release dated October 1, 2015 regarding sale of Inventory+ business to DealerSocket